EXHIBIT 10.53.1

                     THIRD AMENDMENT TO WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                           HIENERGY TECHNOLOGIES, INC.

         This Second Amendment to Warrant to Purchase Shares of Common Stock (the "Amendment") is entered into effective as of December 15, 2003 by and between HiEnergy Technologies, Inc., a Delaware corporation (the "Issuer"), and ______ ("Holder").

         WHEREAS, the Issuer issued to Holder warrant number W-__ to acquire up to ___________ (_____) shares of Common Stock of the Issuer (the "Warrant"), as amended by that certain Amendment to Warrant entered into by the parties hereto as of November 15, 2003 (the "Prior Amendment"); and

         WHEREAS, the Issuer and Holder each desire to amend the Warrant to increase the number of shares subject thereto pursuant to Section 7 of the Warrant, due to the failure of the Registration Statement to become effective prior to December 15, 2003.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and Holder hereby agree as follows:

         1. Amendment to Warrant. Effective as of the date hereof, the first sentence of the Warrant is hereby amended to provide that Holder is entitled thereunder to subscribe for and purchase, during the period specified in the Warrant, up to _________ (_______) shares (subject to adjustment as provided in the Warrant) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions of the Warrant.

         2. Remaining Provisions Unaffected. This Amendment constitutes an amendment of the Warrant only with respect to the matters set forth herein, and supersedes the Prior Amendment. Except as amended herein, all of the other terms, covenants, conditions and obligations contained in the Warrant shall remain in full force and effect.

         3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
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         4. Governing Law. This Amendment  shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.
         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Warrant as of the date first written above.


                                     HIENERGY TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:    Bogdan C. Maglich
                                          --------------------------------------
                                     Title:   President & CEO




                                     HOLDER:




                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------